# INVESTMENT MANAGEMENT AGREEMENT WITH SYNOVUS TRUST COMPANY, N. A.

The undersigned (referring to all account holders jointly and severally, as trustees, corporate officers, custodians and/or any other authorized person(s) signing as "Principal") hereby employs the services of Synovus Trust Company, N. A. ("Manager"), according to the following terms and conditions:

1. **Scope of Advisory Services.** The Principal hereby appoints Manager, and Manager hereby accepts its appointment, to be the investment manager and to provide discretionary investment management services for account(s) established with Manager and listed on the signature page of this Agreement (the "Account" whether one or more) in accordance with the terms and conditions hereinafter set forth. Unless otherwise directed by the Principal, Manager shall have full discretion to supervise, manage, and direct the assets in the Account with power and authority as agent to retain, purchase, sell, invest, reinvest, exchange, convert, and trade the assets in the Account and to place all orders for the purchase and sale of securities with or through brokers, dealers, or issuers selected by Manager, all without prior consultation with the Principal, and all at such times as Manager deems appropriate. The Principal acknowledges that Manager does not offer legal or tax advice and it is the separate responsibility of the Principal to retain legal and/or tax professionals to the extent deemed necessary.

2. **Use of Third Parties.** The Principal acknowledges that Manager may employ or engage qualified third parties, including its affiliates, to perform any or all of its obligations under this Agreement. The Principal hereby designates Manager as the custodian of the Account assets for clearance and custody purposes and hereby authorizes Manager to direct all securities transactions for the Account through one or more registered broker-dealers, including, without limitation, Synovus Securities, Inc. ("SSI") (or any other affiliate, division or department of SSI or Synovus Financial Corp. or any bank or trust company with which it may be merged or consolidated), consistent with Manager's fiduciary obligation under applicable law.

3. **Applicable Investment Guidelines.** Manager will manage and select investments for the Account in accordance with the investment objectives, policies, instructions, limitations and/or designations provided or established by the Principal in the investment objective questionnaire attached hereto (the "Questionnaire"), which may be amended from time to time. The Principal represents that all responses in the Questionnaire and any other oral or written information provided to representatives of Manager (the "Principal's Instructions") are accurate and complete, and the Principal agrees that Manager may rely on such information in performing its responsibilities hereunder. The Principal acknowledges and understands that it shall be the responsibility of the Principal to promptly advise Manager of any changes in the Principal's Instructions previously provided by the Principal to Manager.

4. **Affiliation Disclosure and Consent.** Manager is affiliated with SSI and Synovus Investment Advisors ("SIA"). Unless prohibited by law or limited by the Principal's Instructions, **Manager may invest, now or in the future, some or all of the assets held in the Account in affiliated and unaffiliated common trust funds or mutual funds, including without limitation the Synovus family of mutual funds ("Synovus Funds"). Such investments may be subject to additional fees. SIA or its affiliates do receive additional compensation from the Synovus Funds when Account assets are invested in the Synovus Funds. In the event a discretionary investment is made by Synovus in the Synovus Funds, that portion of Account assets invested in the Synovus Funds will be subject to a reduced account-level fee.** Unless prohibited by law, any administrative, distribution, and shareholder servicing fees paid to Manager by unaffiliated common trust or mutual funds in connection with Account assets may be retained by Manager without a reduction in its

account-level fees. Generally, such additional compensation for non-advisory services will not exceed 0.25% (as an annual percentage) of the amount of the Account assets invested. For specific investment related fees and expenses, refer to the offering document or prospectus for the offered security. This consent may be revoked by the Principal at any time by written notice to Manager.

5. **Pledged Assets.** The Principal will promptly notify Manager of any security interest granted by the Principal in any of the Account assets. Manager shall cause the proper books and records to reflect such security interest, and such Account assets (or any substitutions therefor approved by the secured lender) shall not be released to the Principal or anyone else until such security interest is released by the lender.

6. **Agency Relationship.** This Agreement is an agency agreement and does not pass title to any Account assets to Manager; however, as custodian of the Account, Manager is authorized and empowered to register any stock, bond or other security held hereunder in its name as custodian for the Principal or in the name of one or more nominees. Manager does not assume responsibility for the payment of any obligation of the Account or of the Principal absent written direction from the Principal to the contrary. Manager may execute, as agent, any declaration or certificates of ownership required under any state or federal tax law.

7. **Voting of Proxies.** Except as required by law or as otherwise agreed to in writing by the parties, the Principal agrees that Manager (and not the Principal) shall be responsible for voting all proxies solicited by issuers of securities held in the Account. In the event Manager is relieved by the Principal of such responsibility to vote any or all proxies, Manager shall exercise its best efforts to forward to the Principal any and all proxy solicitations received for the Account.

8. **Compensation.** Compensation of Manager (the "Fee") shall be as agreed between the Principal and Manager by a separate written agreement, or, in the absence thereof, in accordance with Manager's regularly published fee schedule in effect at the time the services contemplated herein are rendered. In the event the Fees payable hereunder are governed by Manager's regularly published fee schedule (the "Fee Schedule"), the Principal hereby acknowledges receipt of such Fee Schedule at the time of, or prior to, entering into this Agreement. The Principal understands that the Fee Schedule may be amended from time to time by Manager. In the event the Fee Schedule is amended, Manager shall provide the Principal with at least sixty (60) days' written notice prior to such amendment becoming effective as to the Account unless otherwise agreed to in writing.

9. **Account Reporting.** Manager or its designee shall provide to the Principal periodic Account statements, transaction confirmations and tax reporting information in frequency as may be required by law, and if not so required by law, at least annually. The Principal hereby waives any requirement that Manager send to the Principal any security transaction report otherwise required by any regulatory agency. Upon request of the Principal, however, Manager will furnish the time placed and the date of execution on all purchase and sale transactions as well as: the identity, price and number of shares or units of the security; the amount of any remuneration received or to be received, directly or indirectly, by any broker/dealer; the amount of any remuneration received or to be received by Manager or its affiliates and the source and the amount of any other remuneration received by Manager in connection with the transaction; and the name of the broker/dealer utilized.

10. **Limitation of Liability.** Manager will not be liable for any losses which the Account may sustain because of Manager's investment decisions. Manager and its affiliates, and their respective personnel, will not be liable for any act done or omitted to be done or any errors of judgment, except for those resulting

from gross negligence, bad faith, or willful misfeasance. The Principal agrees to hold Manager harmless and indemnify Manager against any and all liability or loss which Manager may incur or suffer under applicable law, if and to the extent such liability or loss is caused by the inaccuracy or breach by the Principal of any of the representations and warranties set forth herein. The Principal understands that federal securities laws may give the Principal rights which this Agreement may not waive. This Section 10 shall survive the termination of this Agreement.

11. **Principal Representations and Acknowledgements.** The Principal acknowledges that: (a) the Principal has reviewed the Principal's Instructions (including the Questionnaire) with a representative of Manager; (b) the Principal has received a copy of the prospectus(es) for the Synovus Funds; and (c) the Principal understands that because some assets in the Account may be invested in mutual fund shares, the Account will bear indirectly a proportionate share of the expenses of such investment companies, including operating costs and investment advisory and administrative fees, which will not offset, unless required by law, the fees payable to Manager and its affiliates under this Agreement.

12. **Non-exclusivity.** The Principal understands that Manager and its affiliates may provide investment advice to other clients and take action for the Account that is different than the advice given or action taken for other clients. Manager agrees to treat all of its clients fairly and not favor or disfavor any clients in allocating investment opportunities.

13. **Continuity of Interest.** "Synovus Trust Company, N. A." shall mean and include any bank or trust company with which it may be merged or consolidated.

14. **Termination; Assignment; Amendment.** The Principal acknowledges and understands that, unless otherwise agreed, this Agreement may be terminated by any party to this Agreement at any time upon thirty (30) days' written notice to the other party. If the Principal is an individual and is the sole owner of the Account, this Agreement shall also terminate upon the death of the Principal, and upon such termination Manager shall deliver to the Principal's duly qualified personal representative as promptly as possible the Account assets then remaining less any charges accrued and unpaid. Unless otherwise permitted by law, no assignment of this Agreement by Manager shall be effective without the Principal's consent. Manager may amend any provision of this Agreement upon giving the Principal sixty (60) days' written notice.

15. **Governing Law.** The Principal understands that this Agreement shall be governed by the laws of Georgia without giving effect to any conflict of laws principle, doctrine or statute.

16. **Shareholder Communications Act.** Pursuant to the Shareholder Communications Act of 1985 (15 USC §78n(b)) and SEC Rule 14b-2, the Principal:

______ objects ______ does not object

(initial one)

to Manager's release of the Principal's name, address and number of shares to companies any of the stock of which constitutes a portion of the Account assets.

(Signatures Appear on Next Page)

AGREED TO AND EXECUTED this 8th day of October, 2003.

| | |
|---|---|
| [signature] | |
| Principal's Signature | Principal's Signature (if joint account) |
| Donald J Cronin | |
| Principal's Name (please print) | Principal's Name (please print) |
| CEO/President | Address: |
| (If signing in a representative capacity, please print your title here) | (All notices will be sent to the above address) |

**SYNOVUS TRUST COMPANY, N. A.:**

| | |
|---|---|
| T.M. Tanner | Thomas M. Tanner<br>Vice President |
| Acceptance | Print Name & Title |

**Investment Management Account Number(s):**

#616333018

#616334016

"Questionnaire" is not attached to agreement. Synovus must select investments for the account in accordance with the Florida Statutes §625, titled Accounting, Investments, & Deposits by Insurers.

SYNOVUS
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